Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 13, 2006

DRAPER FISHER ASSOCIATES FUND IV, L.P.

By:	Draper Fisher Management Company
IV, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Director of the General Partner

DRAPER FISHER MANAGEMENT COMPANY IV, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Director

/s/ Timothy C. Draper
Timothy C. Draper

/s/ John H.N. Fisher
John H.N. Fisher

/s/ Stephen T. Jurvetson
Stephen T. Jurvetson

DRAPER FISHER PARTNERS IV, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

By:	/s/ John H.N. Fisher
Name:	John H.N. Fisher
Title:	Managing Member

By:	/s/ Stephen T. Jurvetson
Name:	Stephen T. Jurvetson
Title:	Managing Member